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                                                                    EXHIBIT 23.3


                                   CONSENT OF
                            JOE C. NEIL & ASSOCIATES

As independent oil and gas consultants, Joe C. Neal & Associates hereby consents to the use of our reserve report dated as of January 1, 2002, and all references to our firm included in or made a part of the Ivanhoe Energy Inc. Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 14, 2002.


                                  Yours truly,

                                  JOE C. NEAL & ASSOCIATES


                                  /s/ Joe C. Neal & Associates
                                  -----------------------------------------
                                  Joe C. Neal & Associates

                                  March 13, 2002